UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 26, 2007
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)  Effective October 29, 2007, the Company’s Board of Directors appointed Robert Bailey as a member of the Company’s Board of Directors. Mr. Bailey has also been appointed to the Audit Committee and the Governance Committee of the Board of Directors.  The full text of the press release issued in connection with the appointment of Mr. Bailey to the Board of Directors is attached as Exhibit 99.1 to this Current Report on Form 8-K.

(e)  In connection with its efforts to comply with Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) the Company reviewed and revised the form of severance agreement it uses with respect to its officers.  The new form of agreement will replace or amend existing severance agreements and also will be used for newly or recently appointed officers.  Starting on October 26, 2007, the Company began obtaining executed copies of the new form of severance agreement from its officers.  The form of severance agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The new form of severance agreement, like its predecessor, provides for severance benefits upon termination of employment with the Company or loss of officer status, for any reason, including death, voluntary or involuntary termination, or termination with or without cause.  Payment of severance benefits under the new form will commence, however, only when such termination or loss of officer status also satisfies the requirements of a "separation from service" as defined in Section 409A of the Code.  Severance payments for the officers may be subject to a 6-month delay in commencement measured from the date of separation from service if required by Section 409A of the Code.

Severance benefits under the new form of agreement are to be paid for a period of twelve months (the "Transition Period"), and primarily consist of base salary, bonus, continued vesting of options and continued vesting of time-based and performance-based restricted shares.  In addition, the officer will be paid a sum of money designed to compensate the officer for the loss of his 401(k) matching contribution during the Transition Period and a sum of money designed to compensate the officer for the difference between the amount in premiums the officer paid for employee benefits, such as medical, dental, vision and life insurance coverage, as an employee and the amount in premiums it will cost the officer to secure similar coverage during the Transition Period as a non-employee.  The sums of money paid to compensate the officer for the loss of benefits are grossed up for the federal and state tax impact of the payments.  The payment of any bonus or the vesting of performance-based restricted shares during the Transition Period is dependent upon the achievement, on or prior to the expiration of the Transition Period, of applicable Company-wide, business unit or operational pre-determined goals.

Severance payments are subject to the following conditions: (1) a one year noncompetition obligation, (2) confidentiality obligations related to the Company’s proprietary and confidential information that last indefinitely, (3) no disparagement and confidentiality obligations surrounding the reasons for, and circumstances of, the officer’s termination of employment or change in officer status that last indefinitely, and (4) non-solicitation and non-interference provisions relating to the Company’s employees and business partners.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release dated October 29, 2007
99.2	Form of Severance Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	November 1, 2007	By:	/s/ Roderic W. Lewis
		Name:	Roderic W. Lewis
		Title:	Vice President of Legal Affairs,
General Counsel & Corporate Secretary

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 26, 2007

Exhibit	Description
99.1	Press Release dated October 29, 2007
99.2	Form of Severance Agreement